UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	November 30, 2009

Huntington Bancshares Incorporated
__________________________________________
(Exact name of registrant as specified in its charter)

Maryland	1-34073	31-0724920
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

41 South High Street, Columbus, Ohio		43287
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	614-480-8300

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Huntington Bancshares Incorporated has appointed David S. Anderson as executive vice president and controller (principal accounting officer), effective November 30, 2009. Mr. Anderson, age 55, joins Huntington from Citizens Financial Group in Providence, Rhode Island, where he was corporate controller beginning in 1995.

In connection with the offer of employment, Huntington awarded Mr. Anderson an option to purchase 25,000 shares of Huntington’s common stock with a per share exercise price of $3.82, which was the closing price of the common stock on Mr. Anderson’s first day of employment. The option vests in equal increments on each of the first three anniversaries of the date of grant, and expires on the seventh anniversary. Huntington also awarded Mr. Anderson 25,000 restricted stock units which will vest 3 years from the date of grant and be paid in shares of stock provided Mr. Anderson remains continually employed with Huntington through that date. These equity awards were granted under Huntington’s Amended and Restated 2007 Stock and Long-Term Incentive Plan.

Thomas P. Reed, senior vice president, who served as controller from July 18, 2006, will continue as director of finance for Huntington.

Item 8.01 Other Events.

On December 4, 2009, Huntington issued a press release announcing the appointment of David S. Anderson as executive vice president and controller. A copy of the press release is attached hereto as Exhibit 99.1.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Huntington Bancshares Incorporated

December 4, 2009	By:	Donald R. Kimble

Name: Donald R. Kimble
Title: Senior Executive Vice President and Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

99.1	Press Release of Huntington Bancshares Incorporated.